EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Frederick’s of Hollywood Completes Sale of Wholesale Division
to Dolce Vita Intimates
- - -

New York, New York – October 28, 2010 — Frederick’s of Hollywood Group Inc. (NYSE Amex: FOH) (“Company”) today announced that it has completed the sale of its wholesale division, Movie Star, to Dolce Vita Intimates, LLC.

“The divestiture of the wholesale division is another major step forward in our strategy to streamline operations and grow our retail business.  We are focused on transforming Frederick’s of Hollywood into a complete sexy lifestyle brand through domestic and international licensing agreements to support our entrance into new product categories and markets,” stated Thomas Lynch, the Company’s Chairman and Chief Executive Officer.

“The proceeds from the sale of our wholesale business have further bolstered our cash position.  When combined with the significant capital events that took place over the last fiscal year, we are now better positioned to support the ongoing financial requirements of our continuing operations and the implementation of our growth strategy,” Mr. Lynch concluded.

Jack Thekkekara, President of Dolce Vita Intimates, said, “The acquisition will further our ability to service existing customers through broadening our product line and sourcing capabilities while enhancing Movie Star’s tradition of service.”

Frederick’s of Hollywood previously announced plans to explore strategic alternatives for its wholesale business in September 2010.

The investment banking firm, Avalon Group, Ltd., advised the Company on the transaction.  Dolce Vita was advised by the investment banking firm CoView Capital, Inc.

Further details concerning the transaction will be contained in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Forward Looking Statement

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties.  These statements are based on management’s current expectations or beliefs.  Actual results may vary materially from those expressed or implied by the statements herein.  Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; working capital needs; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; foreign government regulations and risks of doing business abroad; and the other risks that are described from time to time in Frederick’s of Hollywood Group Inc.’s SEC reports.  Frederick’s of Hollywood Group Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.

Frederick’s of Hollywood Group Inc., through its subsidiaries, sells women’s intimate apparel, swimwear and related products under its proprietary Frederick’s of Hollywood® brand through 126 specialty retail stores, a world-famous catalog and an online shop at www.fredericks.com.  With its exclusive product offerings including Seduction by Frederick’s of Hollywood, the Hollywood Exxtreme Cleavage® bra and Hollywood Sizzle Pool Party Swim™, Frederick’s of Hollywood is the Original Sex Symbol®.

Our press releases and financial reports can be accessed on our corporate website at http://www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at www.kcsa.com.

CONTACT:
Frederick’s of Hollywood Group Inc.
Thomas Rende, CFO
(212) 798-4700

Frederick’s of Hollywood Group Inc. - Investor Contacts:
Todd Fromer / Garth Russell
KCSA Strategic Communications
212-896-1215 / 212-896-1250
tfromer@kcsa.com / grussell@kcsa.com

Avalon Group, Ltd.
Lynda Davey / Yolanda Wardowski
212-764-5610
ldavey@avalongroupltd.com / ywardowski@avalongroupltd.com